Exhibit 99.2

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
With
Independent Auditor's Report

DECEMBER 31, 2015 AND 2014

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

December 31, 2015 and 2014

Table of Contents

Page Reference
INDEPENDENT AUDITOR'S REPORT	1

FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Stockholders' Equity	5

Consolidated Statements of Cash Flows	6-7

Notes to Consolidated Financial Statements	8-49

NICHOLS, CAULEY & ASSOCIATES, LLC 2800 Century Parkway, Suite 900 Atlanta, Georgia 30345 404-214-1301 FAX 404-214-1302 atlanta@nicholscauley.com www.nicholscauley.com	Locations: Atlanta Dublin Kennesaw Warner Robins

INDEPENDENT AUDITOR'S REPORT

Board of Directors
CBS Financial Corporation
Smyrna, Georgia

We have audited the accompanying consolidated financial statements of CBS Financial Corporation and subsidiary, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CBS Financial Corporation and subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Atlanta, Georgia
March 1, 2016

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Consolidated Balance Sheets
December 31, 2015 and 2014

	2015	2014

ASSETS
Cash and due from banks	$5,290,241	$5,389,842
Federal funds sold	3,775,000	2,950,000
Interest-bearing deposits in banks	28,360,000	24,724,404
Securities available for sale, at fair value	23,279,846	22,498,129
Federal Home Loan Bank stock	313,400	720,500
Loans, less allowance for loan losses of $4,938,285 and $6,786,188 respectively	298,897,154	279,421,468
Accrued interest receivable	892,934	873,294
Foreclosed real estate	736,000	3,290,848
Premises and equipment, net	7,980,457	8,136,469
Restricted equity securities, at cost	279,000	279,000
Other assets	209,534	219,365
Total assets	$370,013,566	$348,503,319

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$56,373,323	$45,074,556
Interest-bearing	274,651,688	262,794,145
	331,025,011	307,868,701

Floating rate junior subordinated deferrable
interest debentures	9,279,000	9,279,000
Federal Home Loan Bank Advances	—	9,000,000
Accrued interest payable	66,248	158,469
Other liabilities	714,136	452,581
Total liabilities	341,084,395	326,758,751

Stockholders' equity:
Common stock, par value $5 Authorized 5,285,715 shares; 2,731,628 issued and 2,727,128 outstanding in 2015 and 2014	13,658,140	13,658,140
Surplus	12,821,185	12,816,685
Less: treasury stock, 4,500 shares, at cost	(90,000)	(90,000)
Retained earnings (deficit)	2,281,858	(4,871,414)
Accumulated other comprehensive income	257,988	231,157
Total stockholders' equity	28,929,171	21,744,568

Total liabilities and stockholders' equity	$370,013,566	$348,503,319

See accompanying independent auditor’s report and notes to consolidated financial statements.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Consolidated Statements of Income
Years Ended December 31, 2015 and 2014

	2015	2014

Interest and dividend income:
Loans, including fees	$15,945,196	$15,140,422
Securities available for sale	498,560	615,302
Restricted equity securities	9,146	10,123
Interest-bearing deposits in banks	283,566	245,379
FHLB dividends and interest	19,443	15,933
Federal funds sold	7,786	235
Total interest income	16,763,697	16,027,394

Interest expense:
Deposits	2,029,841	2,069,662
FHLB advances and other borrowings	7,206	2,465
Floating rate junior subordinated deferrable interest debentures	303,426	337,431
Total interest expense	2,340,473	2,409,558

Net interest income	14,423,224	13,617,836
Provision for loan losses	(1,900,000)	(600,000)
Net income after provision for loan losses	16,323,224	14,217,836

Noninterest income:
Service charges on deposit accounts	367,577	367,084
Other fees and commissions	362,478	352,333
Other operating income	51,289	35,534
Total noninterest income	781,344	754,951

Noninterest expense:
Salaries and employee benefits	5,777,061	4,748,087
Occupancy and equipment expenses, net	917,629	803,159
(Gain) loss on sale of loans	(206,970)	61,693
Loss on sale of securities available for sale	—	68,495
Loss on sale and write-down of foreclosed real estate	445,581	1,956,739
Other operating	2,663,470	2,656,299
Total noninterest expense	9,596,771	10,294,472

Net income	$7,507,797	$4,678,315

See accompanying independent auditor’s report and notes to consolidated financial statements.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Consolidated Statements of Comprehensive Income
Years Ended December 31, 2015 and 2014

	2015	2014

Net income	$7,507,797	$4,678,315

Other comprehensive income:

Securities available for sale:
Unrealized holding gains arising during period	26,831	256,413
Reclassification adjustment for losses realized in income	—	68,495

Other comprehensive income	26,831	324,908

Comprehensive income	$7,534,628	$5,003,223

See accompanying independent auditor’s report and notes to consolidated financial statements.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders' Equity
Years Ended December 31, 2015 and 2014

	Common Stock Par Value	Surplus	Treasury Stock, at Cost	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total

Balance, December 31, 2013	$12,229,565	$12,193,383	$(90,000)	$(9,549,729)	$(93,751)	$14,689,468
Issuance of common stock	1,428,575	571,430	—	—	—	2,000,005
Net income	—	—	—	4,678,315	—	4,678,315
Stock based compensation expense	—	51,872	—	—	—	51,872
Other comprehensive loss	—	—	—	—	324,908	324,908

Balance, December 31, 2014	13,658,140	12,816,685	(90,000)	(4,871,414)	231,157	21,744,568
Net income	—	—	—	7,507,797	—	7,507,797
Stock based compensation expense	—	4,500	—	—	—	4,500
Distribution to shareholders	—	—	—	(354,525)	—	(354,525)
Other comprehensive income	—	—	—	—	26,831	26,831

Balance, December 31, 2015	$13,658,140	$12,821,185	$(90,000)	$2,281,858	$257,988	$28,929,171

See accompanying independent auditor’s report and notes to consolidated financial statements.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Consolidated Statements of Cash Flows
Years Ended December 31, 2015 and 2014

	2015	2014

Cash flow from operating activities:
Net income	$7,507,797	$4,678,315
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization, and accretion	445,927	420,371
Stock based compensation expense	4,500	51,872
Provision for loan losses	(1,900,000)	(600,000)
Loss on sale of securities available for sale	—	68,495
Gain on foreclosure	—	(119,198)
(Gain) loss on sale of foreclosed real estate	(41,107)	966,597
Write-down of foreclosed real estate	486,688	1,109,340
Change in accrued interest receivable	(19,640)	66,957
Change in other assets	9,831	21,348
Change in accrued interest payable	(92,221)	(1,393,711)
Change in other liabilities	261,555	54,626
Net cash flow provided by operating activities	6,663,330	5,325,012

Cash flow from investing activities:
Increase in loans, net	(17,897,767)	(16,605,276)
Purchase of securities available for sale	(4,584,355)	(4,381,834)
(Purchase) sale of FHLB stock	407,100	(286,700)
Proceeds from sale and redemption of securities available for sale	3,683,124	7,293,924
Proceeds from sale of foreclosed real estate	2,431,348	1,486,802
Purchases of premises and equipment	(143,570)	(109,329)
Net cash flow used by investing activities	(16,104,120)	(12,602,413)

Cash flow from financing activities:
Change in deposits, net	23,156,310	(16,928,522)
(Payments to) Proceeds from FHLB advances	(9,000,000)	9,000,000
Proceeds from issuance of common stock	—	2,000,005
Distributions to shareholders	(354,525)	—
Net cash flow provided (used) by financing activities	13,801,785	(5,928,517)

Net increase (decrease) in cash and cash equivalents	4,360,995	(13,205,918)
Cash and cash equivalents at beginning of year	33,064,246	46,270,164
Cash and cash equivalents at end of year	$37,425,241	$33,064,246

See accompanying independent auditor’s report and notes to consolidated financial statements.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Consolidated Statements of Cash Flows - continued
Years Ended December 31, 2015 and 2014

	2015	2014

Supplemental schedule of noncash investing and financing activities:

Transfer of loan principal and accrued interest to other real estate, net of write-downs	$325,000	$1,278,776

Bank financed sales of other real estate	$2,919	$352,350

Supplemental disclosures of cash flow information - Cash paid during the year for:
Interest	$2,432,694	$3,803,269

See accompanying independent auditor’s report and notes to consolidated financial statements.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting and reporting policies of CBS Financial Corporation and subsidiary (the “Company”) conform to generally accepted accounting principles and with general practices within the banking industry. The following is a description of the more significant of those policies the Company follows in preparing and presenting its financial statements.

Reporting Entity and Nature of Operations

CBS Financial Corporation is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, Community Bank of the South (the “Bank”). The Bank incorporated for the purpose of becoming a community oriented commercial bank with its emphasis on retail banking. The Bank operates in the city of Smyrna and surrounding areas of Cobb County, Georgia. The Bank commenced business on August 2, 1999 upon receipt of its banking charter from the Georgia Department of Banking and Finance (DBF). The Bank is primarily regulated by the DBF and the Federal Deposit Insurance Corporation (FDIC) and undergoes periodic examinations by these agencies.

During 2015 and 2014, the Company sold -0- and 285,715 additional shares of common stock at $7.00 per share, respectively. The Company utilized this capital in support of the Bank and payment of deferred interest on trust preferred securities.

The Company’s earnings are primarily dependent upon its net interest income, which is determined by (i) the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities (“interest rate spread”) and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities outstanding. The Company’s interest rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand and deposit flows. The Company, like other community banks, is vulnerable to an increase in interest rates to the extent that interest-bearing liabilities mature or reprice more rapidly than interest-earning assets.

Most of the Company’s activities are with customers located in the Atlanta region of Georgia. Note 2 discusses types of securities the Company invests in. Note 3 discusses the types of lending the Company engages in. The Bank does not have any significant concentrations.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates in the Preparation of Financial Statements (Continued)

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, estimated fair value of securities and financial instruments, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

Management believes the allowance for losses on loans is adequate, and that the estimated valuation fair values of securities, financial instruments, and foreclosed real estate are adequate. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible the allowance for losses on loans and foreclosed real estate may change materially in the near term, or that other fair value estimates may change in the near term.

Principles of Consolidation

The consolidated financial statements include the accounts of CBS Financial Corporation and its wholly owned subsidiary, Community Bank of the South (collectively the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance-sheet caption “cash and due from banks”, “Federal funds sold”, and “interest bearing deposits in banks.” Cash flows from demand deposits, savings deposits, time deposits, Federal funds purchased, and renewals and extensions of loans are reported net.

The Company is required to maintain reserve balances in cash and deposits to meet federal regulatory reserve requirements. The reserve balance as of December 31, 2015 was $1,320,000.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Investment Securities

Debt securities that management has the positive intent and the Company has the ability to hold to maturity are classified as securities held to maturity and are recorded at amortized cost. Securities not classified as securities held to maturity, including equity securities with readily, determinable fair values, are securities available for sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss).

Purchase premiums and discounts are recognized in interest income using methods approximating the interest method over the terms of the securities. A decline in the market value of any available for sale or held to maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security. The general standards of accounting for other than temporary impairment (OTTI) losses requires the recognition of an OTTI loss in earnings only when an entity (1) intends to sell the debt security; (2) more likely than not will be required to sell the security before recovery of its amortized cost basis or (3) does not expect to recover the entire amortized cost basis of the security. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the amortized cost of securities sold.

Federal Home Loan Bank Stock

Federal Home Loan Bank (FHLB) stock represents an equity interest in a FHLB. It does not have a readily determinable fair value because its ownership is restricted and it lacks a market. The amount of FHLB stock held by the Bank is required by the FHLB to be maintained and is based on membership requirements and terms of advance agreements. Such restricted equity securities without a readily determinable fair value are recorded at cost.

The Bank periodically evaluates its FHLB investment for possible impairment based on, among other things, the capital adequacy of the FHLB and its overall financial condition. The Federal Housing Finance Agency, the regulator of the FHLB, requires it to maintain a total capital-to-asset ratio of at least 4%. At September 30, 2015, the FHLB Atlanta’s capital ratio of 4.99% exceeded the regulatory requirement.

The Bank believes its holdings in the stock is ultimately recoverable at par value and therefore determined that FHLB stock was not other-than-temporarily impaired. In addition, the Bank has ample liquidity and does not require redemption of its FHLB stock in the foreseeable future.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Loans Receivable

Loans receivables that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Interest on commercial and real estate loans is credited to income on a daily basis based upon the principal amount outstanding. Interest on installment loans is credited to income on a daily basis based upon the principal amount outstanding.

Certain loan origination fees are deferred and recognized as an adjustment of the yield of the related loan. Substantially all direct loan origination costs are expensed at the time of origination. The net effect on the financial condition and results of operations of not deferring the origination costs is not significant.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral. Interest income is subsequently recognized only to the extent cash payments are received. Loans are returned to accrual status when all the principal and interest amounts contractually due are reasonably assured of repayment within a reasonable time frame.

A loan is considered impaired when, based on current information and events, it is probable the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays or payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the estimated fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Allowance for Loan Losses
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. The allowance for loan losses is increased by charges to expenses and decreased by charge-offs (net of recoveries). Loans are charged against the allowance for loan losses when management believes the collection of the principal is unlikely. The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated probable inherent loan losses and estimated losses relating to specifically identified loans. Management’s periodic evaluation of the adequacy of the allowance is based on the Company’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that are susceptible to significant change including the amounts and timing of future cash flows expected to be received on impaired loans.
This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in the local economic environment and market conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.
Because of these factors, it is reasonably possible that the allowance for losses on loans may change materially in the near term. However, the amount of change that is reasonably possible cannot be estimated.
The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan’s initial effective interest rate or the fair value, less selling costs, of the collateral for collateral dependent loans.
The allowance for loan losses may consist of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the collateral value or the observable market price of the impaired loan is lower than the carrying value of the loan. General allowances are established for non-impaired loans. These loans are assigned a risk rating, and the allocated allowance for loan losses is determined based upon the loss percentage factors that correspond to each risk rating. Loss percentage factors are based on historical loss experience adjusted for qualitative factors. The qualitative factors consider credit concentrations, recent levels and trends in delinquencies and nonaccrual loans, and growth in the loan portfolio. The occurrence of certain events could result in

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Allowance for Loan Losses (Continued)

changes to the loss factors. Accordingly, these loss factors are reviewed periodically and modified as necessary.

General allowances are established for loans that can be grouped into pools based on similar characteristics. Loss percentage factors applied to these pools are based on an analysis of historical charge-off experience and expected losses given default derived from the Company’s internal risk rating process. These factors are developed and applied to the portfolio in terms of loan type and line of business. Adjustments are also made to the allowance for the pools after an assessment of internal and external influences on credit quality that have not yet been reflected in the historical loss or risk rating data.

The general allowances are determined based on consideration of historic and peer loss data, the various risk characteristics of each loan segment, and whether the loans are within or outside the Company’s general market area.

Unallocated allowances relate to inherent losses that are not otherwise evaluated in the specific and general allowances. The qualitative factors associated with unallocated allowances are subjective and require a high degree of management judgment. These factors include the inherent imprecision in mathematical models and credit quality statistics, recent economic uncertainty, losses incurred from recent events, lagging or incomplete data and the significant factors affecting the real estate market.

Significant Group Concentrations of Credit Risk

A substantial portion of the Company’s loan portfolio is to customers in Cobb County, Georgia, and surrounding areas. The ultimate collectability of a substantial portion of the portfolio is therefore susceptible to changes in the economic and market condition in and around this area.

Foreclosed Real Estate

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lesser of the investment in the property or fair value at the date of foreclosure establishing a new cost basis. Any write down at the time of foreclosure is charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the cost basis amount or fair value less cost to sell. Costs of improvements are capitalized. Revenue and expenses from operations, including applicable holding costs, and changes in the valuation allowance are included in loss on foreclosed real estate.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Foreclosed Real Estate (continued)

As of December 31, 2015, no residential real estate properties were held by the Company as a result of obtaining physical possession, nor were there any consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings were in process.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation, computed principally on declining balance and straight-line methods over the estimated useful lives of the assets. Land is stated at cost.

Maintenance and repairs that do not extend the useful life of the premises and equipment are charged to expense. The useful lives of premises and equipment are as follows:

Asset Type	Useful Life
Building and improvements	10-39 years
Furniture, fixtures and equipment	3-10 years

Employee Benefits

The Company has a deferred compensation plan (the Plan) under Section 401(k) of the Internal Revenue Code. Participation in the Plan is subject to the service and other requirements established by the Plan. Under the Plan, employees may elect to defer amounts of their salary subject to statutory limits. At the discretion of the Company’s Board of Directors, the Company may contribute funds to the Plan for employee accounts, subject to Plan and statutory limitations.

The Company has established the Community Bank of the South Employee Stock Ownership Plan (the ESOP Plan), in which substantially all employees are eligible to participate, subject to certain age and service requirements. At the discretion of the Company’s Board of Directors, the Company may make contributions of either Company stock or cash to the ESOP Plan on behalf of each eligible participant in an amount determined by the Board of Directors. Any such contributions are allocated to each eligible participant in the proportion the participant’s annual compensation bears to the annual compensation of all eligible participants.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Income Taxes

The Company, with the consent of its shareholders, elected at its inception under the Internal Revenue Code to be taxed as an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. No provision or benefit for income taxes has been included for the years ended December 31, 2015 and 2014 as any liability for income taxes, or benefit resulting from a tax benefit, is that of the shareholders and not of the Company.

The Company recognizes accrued interest associated with uncertain tax positions as part of interest expense and penalties associated with uncertain tax positions as part of other expenses. As of December 31, 2015 and 2014, there were no accrued interest and penalties associated with uncertain tax positions. All years subsequent to 2011 remain subject to examination.

Stock Based Compensation

The Bank follows Financial Accounting Standards Board (FASB) ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the financial statements based on fair value. FASB ASC 718 requires recognition of expense equal to the fair value of the option, determined using the calculated value method, over the vesting period of the option. There is a total of $4,500 in compensation cost for stock options and warrants recognized in net income for the year ended December 31, 2015 and $51,872 for the year ended December 31, 2014.

The fair value of stock options and warrants used to compute the recognized expense is estimated using the Black-Scholes option pricing model. This model requires input of subjective assumptions, including the expected price volatility of the underlying stock. Projected data related to the expected volatility and expected life of the stock option is based upon historical and other information. Changes in these subjective assumptions can materially affect the fair value estimates. FASB ASC 718 allows non-public companies to use calculated value to determine the expected price volatility of underlying stock for use in the model. Calculated value for the Bank was obtained by determining the historical volatility of public companies in the Bank’s industry sector.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Derivative Instruments

In accordance with derivatives and hedging accounting guidance (FASB ASC 820), the Company recognizes the fair value of derivatives as assets or liabilities in the financial statements. The accounting for the changes in the fair value of a derivative depends on the intended use of the derivative instrument at inception. The change in fair value of instruments used as fair value hedges is accounted for in earnings of the period simultaneous with accounting for the fair value change of the item being hedged. The change in fair value of the effective portion of cash flow hedges is accounted for in comprehensive income rather than net income. Changes in fair value of derivative instruments that are not intended as a hedge are accounted for in the earnings of the period of the change.

Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The Company formally documented all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction.

Comprehensive Income (Loss)

Accounting principles generally require recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income (loss), are components of comprehensive income (loss).

Financial Instruments

In the ordinary course of business the Company has entered into off balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are utilized as estimates of the fair values of financial instruments. Since no quoted market prices exist for a significant part of the Company’s financial instruments, the fair values of such instruments have been derived based on management's assumptions, the estimated amount and timing of future cash flows and estimated discount rates.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Financial Instruments (continued)

The estimation methods for individual classifications of financial instruments are described more fully in Note 14. Different assumptions could significantly affect these estimates. Accordingly, net realizable values could be materially different from the estimates disclosed. In addition, the estimates are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the Company.

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2015 and 2014, advertising costs were $110,056 and $78,674, respectively.

Reclassifications

Certain reclassifications have been made to the 2014 financial statements in order to confirm to the current year presentation.

Impact of Recently Issued Accounting Standards

In August 2014, the FASB issued ASU 2014-14, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. The amendment in this update states that under certain government-sponsored loan guarantee programs, such as those offered by the Federal Housing Administration (FHA) and the Department of Veterans Affairs (VA), qualifying creditors can extend mortgage loans to borrowers with a guarantee that entitles the creditor to recover all or a portion of the unpaid principal balance from the government if the borrower defaults. The objective of this Update is to reduce diversity in practice by addressing the classification of foreclosed mortgage loans that are fully or partially guaranteed under government programs. For non-public entities, the amendments in this Update are effective for annual periods ending after December 15, 2015, and interim periods beginning after December 15, 2015. The adoption of this guidance has not had a material effect on the Company’s financial position or results of operations.

In April 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this Update.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Impact of Recently Issued Accounting Standards (Continued)

For non-public entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. The adoption of this guidance has not had a material effect on the Company’s financial position or results of operations.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update require all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). The amendments in this update also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. In addition the amendments in this Update eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and the requirement for to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet for public business entities. For non-public entities, including not-for-profit entities and employee benefit plans within the scope of Topics 960 through 965 on plan accounting, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. All entities that are not public business entities may adopt the amendments in this Update earlier as of the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

2.    SECURITIES AVAILABLE FOR SALE:

The amortized cost, gross unrealized gains and losses and estimated fair values of securities available for sale at December 31, 2015 and 2014 are summarized as follows:

	December 31, 2015
	Gross	Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Government-sponsored enterprises (GSEs)	$9,534,947	$70,350	$(31,682)	$9,573,615
State and municipal securities	6,788,319	160,691	(9,727)	6,939,283
Mortgage-backed GSE residential	6,698,592	77,390	(9,034)	6,766,948
	$23,021,858	$308,431	$(50,443)	$23,279,846

	December 31, 2014
	Gross	Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Government-sponsored enterprises (GSEs)	$8,052,796	$39,593	$(90,364)	$8,002,025
State and municipal securities	6,954,980	176,640	(18,101)	7,113,519
Mortgage-backed GSE residential	7,259,196	131,992	(8,603)	7,382,585
	$22,266,972	$348,225	$(117,068)	$22,498,129

The amortized cost and estimated fair values of securities available for sale at December 31, 2015 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale
	Amortized	Estimated
	Cost	Fair Value
Due in one year or less	$999,860	$1,001,554
Due after one year but less than five years	10,788,303	10,881,008
Due after five years but less than ten years	7,344,027	7,458,118
Due in more than ten years	3,889,668	3,939,166
	$23,021,858	$23,279,846

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

2.    SECURITIES AVAILABLE FOR SALE:

Securities with a carrying value of $7,296,825 and $9,952,551 were pledged to secure public deposits and for other purposes required, or permitted by law, for the years ended December 31, 2015 and 2014, respectively.

Taxable interest income on securities was $338,375 and $468,875 for the years ended December 31, 2015 and 2014, respectively. Interest income exempt from Federal income tax was $160,185 and $146,427 for the years ended December 31, 2015 and 2014, respectively.

Information pertaining to securities with gross unrealized losses at December 31, 2015 and 2014, aggregated by investment category and length of time individual securities have been in a continuous loss position, follows:

	2015
	Twelve Months or Less		Over Twelve Months

	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value

U.S. Government-sponsored enterprises (GSEs)	$(8,410)	$991,590	$(23,272)	$4,017,820
State and municipal securities	—	—	(9,727)	1,069,455
Mortgage-backed GSE residential	(585)	974,454	(8,449)	502,133

	$(8,995)	$1,966,044	$(41,448)	$5,589,408

	2014
	Twelve Months or Less		Over Twelve Months

	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value

U.S. Government-sponsored enterprises (GSEs)	$—	$—	$(90,364)	$4,967,325
State and municipal securities	—	—	(18,101)	1,087,395
Mortgage-backed GSE residential	—	—	(8,603)	652,092

	$—	$—	$(117,068)	$6,706,812

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

2.    SECURITIES AVAILABLE FOR SALE:

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2015, ten debt securities with unrealized losses have depreciated 0.66% from the Company’s amortized cost basis.

U.S. Government-sponsored enterprises (GSEs). The Company’s unrealized losses on six investments in U.S. government-sponsored enterprises relates to interest rate increases. The contractual cash flows of the investments are guaranteed by an agency of the U.S. Government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost basis of the Company’s investments. Because the Company does not plan to sell the investments, and because it is not more likely than not that the Company will be required to sell the investments before recovery of their par value, which may be maturity, it does not consider these investments to be other-than-temporarily impaired at December 31, 2015.

State and municipal securities. The Company’s unrealized losses on two investments in municipal bonds relate to interest rate increases. Management currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the investments. Because the Company does not plan to sell the investments, and because it is more likely than not that the Company will be required to sell the investments before recovery of their par value, which may be maturity, management does not consider these investments to be other-than-temporarily impaired at December 31, 2015.

Mortgage-backed GSE residential. The Company’s unrealized loss on two investments in residential GSE mortgage-backed securities was caused by interest rate increases. The contractual cash flows of this investment are guaranteed by an agency of the U.S. Government. Accordingly, it is expected that the security would not be settled at a price less than the amortized cost basis of the Company’s investment. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has no immediate plans to sell the investment, and because it is not more likely than not the Company will be required to sell the investment before recovery of their amortized cost basis, which may be maturity, management does not consider this investment to be other-than-temporarily impaired at December 31, 2015.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

Major classifications of loans at December 31, 2015 and 2014 are summarized as follows:

	2015	2014
Construction and land development	$42,231,208	$38,787,080
Commercial real estate	165,455,998	163,017,610
Residential real estate	64,008,116	54,359,852
Commercial and industrial	24,214,785	27,036,364
Consumer & Other	8,324,412	3,367,237
	304,234,519	286,568,143
Unearned income	(399,080)	(360,487)
Allowance for loan losses	(4,938,285)	(6,786,188)
Loans, net	$298,897,154	$279,421,468

For purposes of the disclosures required pursuant to the adoption of amendments to ASC 310, the loan portfolio was disaggregated into segments. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are five loan portfolio segments that include real estate, commercial and industrial, and consumer.

Construction and land development
Loans in this segment include real estate development loans for which the source of repayment is the sale of the property as well as construction projects in which the property will ultimately be used by the borrower. Total construction and land development loans as of December 31, 2015 were 13.9% of the total loan portfolio.

Commercial Real Estate
The commercial real estate portfolio represents the largest category of the Company’s loan portfolio. These loans are primarily income-producing properties and are dependent upon the borrower’s cash flow. Total commercial real estate loans as of December 31, 2015 were 54.4% of the total loan portfolio.

Residential Real Estate
Loans in this segment are secured by real estate mortgages. Total residential real estate loans as of December 31, 2015 were 21.0% of the total loan portfolio.

Commercial and Industrial
Loans in this segment are made to businesses and are generally secured by business assets. Total commercial and industrial loans as of December 31, 2015 were 8.0% of the total loan portfolio.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

Consumer and Other
Loans in this segment are made to individuals secured by personal assets. Total consumer loans as of December 31, 2015 were 2.7% of the total loan portfolio.

Impaired loans consist of non-accrual loans plus additional loans management has determined to be impaired. The Company has no commitments to loan additional funds to borrowers with impaired or non-accrual loans.

In the normal course of business, the Company may sell and purchase loan participations to and from other financial institutions and related parties. Loan participations are typically sold to comply with the legal lending limits per borrower as imposed by regulatory authorities. The participations are sold without recourse and the Company imposes no transfer or ownership restrictions on the purchaser. At December 31, 2015 and 2014 the Company had participations sold of $2,816,543 and $3,356,205, respectively. The Company had participations purchased with a balance of $416,951 and $2,176,456, for the years ended December 31, 2015 and 2014.

The allowance for loan losses for the twelve months ended December 31, 2015, by portfolio segment, are as follows.

	Construction and Land Development	Commercial Real Estate	Residential Real Estate	Commercial and Industrial	Consumer & Other	Unallocated Reserve	Total
Allowance for loan losses:
Beginning balance	$1,984,023	$2,013,342	$644,677	$721,213	$270,634	$1,152,299	$6,786,188
Charge-offs	—	—	(71,689)	—	(12,790)	—	(84,479)
Recoveries	9,000	14,018	21,549	12,058	79,951	—	136,576
Provision	(1,231,904)	(514,775)	391,015	(263,136)	(171,975)	(109,225)	(1,900,000)
Ending balance	$761,119	$1,512,585	$985,552	$470,135	$165,820	$1,043,074	$4,938,285

Ending balance - individually evaluated for impairment	$—	$2,830	$—	$—	$60,920	$—	$63,750

Ending balance - collectively evaluated for impairment	$761,119	$1,509,755	$985,552	$470,135	$104,900	$1,043,074	$4,874,535

Gross Loans:
Ending balance	$42,231,208	$165,455,998	$64,008,116	$24,214,785	$8,324,412	$—	$304,234,519

Ending balance - individually evaluated for impairment	$1,796,224	$5,585,438	$817,457	$212,959	$159,673	$—	$8,571,751

Ending balance - collectively evaluated for impairment	$40,434,984	$159,870,560	$63,190,659	$24,001,826	$8,164,739	$—	$295,662,768

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

The allowance for loan losses for the twelve months ended December 31, 2014, by portfolio segment, are as follows.

	Construction and Land Development	Commercial Real Estate	Residential Real Estate	Commercial and Industrial	Consumer & Other	Unallocated Reserve	Total
Allowance for loan losses:
Beginning balance	$2,241,800	$3,870,761	$1,676,147	$1,437,925	$271,070	$—	$9,497,703
Charge-offs	(1,018,021)	—	(340,858)	(325,178)	(496,057)	—	(2,180,114)
Recoveries	4,000	3,700	7,292	1,212	52,395	—	68,599
Provision	756,244	(1,861,119)	(697,904)	(392,746)	443,226	1,152,299	(600,000)
Ending balance	$1,984,023	$2,013,342	$644,677	$721,213	$270,634	$1,152,299	$6,786,188

Ending balance - individually evaluated for impairment	$623,919	$93,410	$—	$53,339	$69,117	$—	$839,785

Ending balance - collectively evaluated for impairment	$1,360,104	$1,919,932	$644,677	$667,874	$201,517	$1,152,299	$5,946,403

Gross Loans:
Ending balance	$38,787,080	$163,017,610	$54,359,852	$27,036,364	$3,367,237	$—	$286,568,143

Ending balance - individually evaluated for impairment	$2,211,439	$8,705,358	$5,978,797	$760,888	$138,234	$—	$17,794,716

Ending balance - collectively evaluated for impairment	$36,575,641	$154,312,252	$48,381,055	$26,275,476	$3,229,003	$—	$268,773,427

Impaired loans as of December 31, 2015 and December 31, 2014, by portfolio segment, are as follows:

	As of December 31, 2015
	Unpaid Total Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance

Construction and land development	$1,963,952	$1,796,224	$—	$1,796,224	$—
Commercial real estate	5,991,346	5,399,528	185,910	5,585,438	2,830
Residential real estate	867,768	817,457	—	817,457	—
Commercial and industrial	475,826	212,959	—	212,959	—
Consumer & Other	159,673	24,436	135,237	159,673	60,920
	$9,458,565	$8,250,604	$321,147	$8,571,751	$63,750

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

	As of December 31, 2014
	Unpaid Total Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance

Construction and land development	$2,582,984	$1,260,000	$951,439	$2,211,439	$623,919
Commercial real estate	9,014,033	7,507,948	1,197,410	8,705,358	93,410
Residential real estate	6,256,622	5,978,797	—	5,978,797	—
Commercial and industrial	1,215,045	664,346	96,542	760,888	53,339
Consumer & Other	139,336	—	138,234	138,234	69,117
	$19,208,020	$15,411,091	$2,383,625	$17,794,716	$839,785

	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
	Average		Average
	Recorded	Income	Recorded	Income
	Investment	Recognized	Investment	Recognized

Construction and land development	$2,003,832	$44,367	$3,553,053	$81,120
Commercial real estate	48,120	303,920	16,840,448	436,710
Residential real estate	—	37,386	7,280,254	146,508
Commercial and industrial	26,671	11,875	2,325,298	61,776
Consumer & Other	65,019	9,351	310,247	7,325
	$2,143,641	$406,899	$30,309,300	$733,439

A primarily credit quality indicator for financial institutions is delinquent balances. Following are the delinquent amounts, by portfolio segment, as of December 31, 2015 and 2014.

			Accruing
			Greater	Total		Total
			Than 90	Accruing		Financing
December 31, 2015	Current	30-89 Days	Days	Past Due	Non-accrual	Receivables

Construction and land development	$40,526,693	$—	$—	$—	$1,704,515	$42,231,208
Commercial real estate	161,809,668	837,501	1,952,010	2,789,511	856,819	165,455,998
Residential real estate	63,685,314	295,143	—	295,143	27,659	64,008,116
Commercial and industrial	24,020,744	25,511	—	25,511	168,530	24,214,785
Consumer & Other	8,324,412	—	—	—	—	8,324,412
	$298,366,831	$1,158,155	$1,952,010	$3,110,165	$2,757,523	$304,234,519

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

			Accruing
			Greater	Total		Total
			Than 90	Accruing		Financing
December 31, 2014	Current	30-89 Days	Days	Past Due	Non-accrual	Receivables

Construction and land development	$37,527,080	$—	$—	$—	$1,260,000	$38,787,080
Commercial real estate	161,332,740	—	—	—	1,684,870	163,017,610
Residential real estate	53,892,708	229,518	—	229,518	237,626	54,359,852
Commercial and industrial	26,626,594	129,571	—	129,571	280,199	27,036,364
Consumer & Other	3,366,481	756	—	756	—	3,367,237
	$282,745,603	$359,845	$—	$359,845	$3,462,695	$286,568,143

The Company utilizes an eight grade loan rating system for its loan portfolio as follows:

•	Loans rated 1-4 (Pass) – Loans in these categories have low to average risk.

•	Loans rated 5 (Special Mention) – Loans which represent an undue credit risk to potential weakness which will, if not corrected, inadequately protect us at some future date.

•	Loans rated 6 (Substandard) – Loans which are inadequately protected by the net worth and cash flow capacity of the borrower or of the collateral pledged.

•	Loans rated 7 (Doubtful) – Loans which have a clear and defined weakness making the ultimate repayment of the loan, or portions thereof, highly improbable.

•	Loans rated 8 (Loss) – Loans which are considered uncollectible and continuance as an acceptable asset is not warranted.

Loan grades are monitored regularly and updated as necessary based upon review of repayment status and consideration of periodic updates regarding the borrower’s financial condition and capacity to meet contractual requirements. The following presents the Company’s loans by risk rating based on the most recent information available as of December 31, 2015 and 2014.

December 31, 2015	Construction and Land Development	Commercial Real Estate	Residential Real Estate	Commercial and Industrial	Consumer and Other	Total
Rating:
1-4 (Pass)	$39,416,495	$157,377,011	$61,466,360	$23,917,766	$8,164,739	$290,342,371
5 (Special Mention)	1,110,198	2,493,549	1,785,174	84,060	24,436	5,497,417
6 (Substandard)	1,704,515	5,585,438	756,582	212,959	135,237	8,394,731
7 (Doubtful)	—	—	—	—	—	—
8 (Loss)	—	—	—	—	—	—
	$42,231,208	$165,455,998	$64,008,116	$24,214,785	$8,324,412	$304,234,519

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

December 31, 2014	Construction and Land Development	Commercial Real Estate	Residential Real Estate	Commercial and Industrial	Consumer and Other	Total
Rating:
1-4 (Pass)	$36,355,664	$145,984,783	$46,411,530	$24,866,300	$3,229,638	$256,847,915
5 (Special Mention)	219,977	9,195,740	2,294,031	1,346,187	—	13,055,935
6 (Substandard)	2,211,439	7,837,087	5,654,291	823,877	137,599	16,664,293
7 (Doubtful)	—	—	—	—	—	—
8 (Loss)	—	—	—	—	—	—
	$38,787,080	$163,017,610	$54,359,852	$27,036,364	$3,367,237	$286,568,143

In this current real estate environment it has become more common to restructure or modify the terms of certain loans under certain conditions (i.e. troubled debt restructures or “TDRs”). In those circumstances it may be beneficial to restructure the terms of a loan and work with the borrower for the benefit of both parties, versus forcing the property into foreclosure and having to dispose of collateral in an unfavorable real estate market. When modified the terms of a loan, the Company will usually either reduce or defer payments for a period of time. The Company has not forgiven any material principal amounts on any loan modifications to date. The following presents the Company’s TDRs as of December 31, 2015 and 2014, based on performance in relation to the restructured terms:

Troubled debt restructured loans ("TDRs")	2015	2014

Performing TDRs	$1,384,707	$10,715,561
Non-performing TDRs	795,527	40,127
	$2,180,234	$10,755,688

TDRs as of December 31, 2015 and 2014 quantified by loan type classified separately as performing and non-performing (non-accrual) are presented in the table below.

December 31, 2015	Performing	Non-Performing	Total

Construction and land development	$91,709	$—	$91,709
Commercial real estate	775,199	670,909	1,446,108
Residential real estate	493,363	—	493,363
Commercial and industrial	—	124,618	124,618
Consumer & Other	24,436	—	24,436
	$1,384,707	$795,527	$2,180,234

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

December 31, 2014	Performing	Non-Performing	Total

Construction and land development	$951,439	$—	$951,439
Commercial real estate	4,286,164	—	4,286,164
Residential real estate	5,477,958	40,127	5,518,085
Commercial and industrial	—	—	—
Consumer & Other	—	—	—
	$10,715,561	$40,127	$10,755,688

The Company’s policy is to return non-accrual TDR loans to accrual status when all the principal and interest amounts contractually due, pursuant to its modified terms, are brought current and future payments are reasonably assured. The Company’s policy also considers payment history of the borrower, but is not dependent upon a specific number of payments. The Company recorded specific reserves of $-0- and $717,329, as of December 31, 2015 and 2014 and recognized partial charge-offs of $-0- on the TDR loans described above during the years ended December 31, 2015 and 2014.

Loans are modified to minimize loan losses when the Company believes the modification will improve the borrower’s financial condition and ability to repay the loan. The Company typically does not forgive principal. The Company generally either defers, or decreases monthly payments for a temporary period of time. A summary of the types of concessions made are presented in the table below.

	December 31,	December 31,
Type of Concession	2015	2014

Rate concession	$—	$5,062,236
Reduced payment amount	2,180,234	5,693,452
	$2,180,234	$10,755,688

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

3.    LOANS AND ALLOWANCE FOR LOAN LOSSES:

The following table presents loans by portfolio segment modified as TDRs and the corresponding recorded investment, which includes accrued interest and fees, as of December 31, 2015 and 2014.

	2015		2014
	Number of	Recorded	Number of	Recorded
Type	Loans	Investment	Loans	Investment

Construction and land development	1	$91,709	2	$951,439
Commercial real estate	2	1,446,108	6	4,286,164
Residential real estate	3	493,363	5	5,518,085
Commercial and industrial	1	124,618	—	—
Consumer & Other	1	24,436	—	—
	8	$2,180,234	13	$10,755,688

4.    PREMISES AND EQUIPMENT:

The major classes of premises and equipment and the total accumulated depreciation at December 31, 2015 and 2014 are as follows:

	2015	2014

Land and land improvements	$3,470,530	$3,470,530
Buildings	6,693,966	6,691,433
Furniture, fixtures and equipment	2,599,255	2,481,804
	12,763,751	12,643,767
Accumulated depreciation	(4,783,294)	(4,507,298)
	$7,980,457	$8,136,469

Depreciation expense was $299,582 and $278,283 for the years ended December 31, 2015 and 2014, respectively.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

5.    DEPOSITS:

Deposit account balances at December 31, 2015 and 2014 are summarized as follows:

	2015	2014
Non - interest bearing demand deposits	$56,373,323	$45,074,556
Interest-bearing deposits	142,291,190	124,476,342
Time deposits	132,360,498	138,317,803
Total deposits	$331,025,011	$307,868,701

Time deposits that meet or exceed the FDIC Insurance limit of $250,000 at December 31, 2015 and 2014 were $12,404,146 and $13,766,714, respectively.

Maturities of time deposits at December 31, 2015 are summarized as follows:

Year Ending December 31,
2016	$74,738,003
2017	26,767,623
2018	9,311,938
2019	4,002,546
2020 and thereafter	17,540,388
$132,360,498

At December 31, 2015 and 2014, overdraft demand deposits reclassified to loans totaled $22,082 and $12,267 respectively.

6.    OTHER BORROWINGS:

There were no advances from the Federal Home Loan Bank (FHLB) outstanding as of December 31, 2015. $9,000,000 of advances from the FHLB were outstanding as of December 31, 2014.

The FHLB has a lien on certain qualifying loans from the Company’s loan portfolio, FHLB stock and FHLB deposit account as collateral for these advances. The agreement for advances from the FHLB are secured by certain qualifying loans of $20,523,050.

At December 31, 2015 and 2014, the Bank had a Federal Funds line available with a correspondent bank of approximately $6,000,000. This line has a maturity date of June 30, 2016. The Bank had no borrowings outstanding on this at December 31, 2015 and 2014.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

6.    OTHER BORROWINGS:

The Federal Reserve Bank (FRB) has a lien on certain qualifying loans from the Company’s loan portfolio. The agreement for advances from the FRB are secured by certain qualifying loans of $3,025,873.

7.    FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES:

In February 2004, the Company issued, through a wholly owned Delaware statutory business trust, Financial Capital Trust I (Capital Trust I), $4,000,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Trust Preferred Securities”). In September 2007, the Company issued, through a wholly owned Delaware statutory business trust, Financial Capital Trust II (Capital Trust II), $5,000,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Trust Preferred Securities”). The debentures under both issues qualify as Tier 1 Capital under Federal Reserve Guidelines. All of the common securities of Capital Trust I and Capital Trust II are owned by the Company. The proceeds from the issuance of the common securities and the Trust Preferred Securities were used by Capital Trust I and Capital Trust II to purchase $4,124,000 and $5,155,000 of junior subordinated debentures of the Company, respectively. The Capital Trust I debentures carry a floating rate equal to the prime rate of interest plus twenty-five basis points (or 0.25%). At December 31, 2015 and 2014 these rates were 3.75% and 3.50%, respectively. The Capital Trust II debentures carry a floating rate equal to the LIBOR rate of interest plus a margin rate of 2.75%. At December 31, 2015 and 2014 these rates were 3.09% and 2.98%, respectively.

The debentures and related accrued interest represent the sole assets of Capital Trust I and Capital Trust II. The Trusts are not included in the consolidated financial statements.

The Trust Preferred Securities accrue distributions quarterly, equal to the appropriate floating rates of interest per annum of the stated liquidation value of $1,000 per capital security. The Company has entered into contractual arrangements which, taken collectively, fully and unconditionally guarantee payment of: (i) accrued and unpaid distributions required to be paid on the Trust Preferred Securities; (ii) the redemption price with respect to any Trust Preferred Securities called for redemption by Capital Trust I or Capital Trust II and (iii) payments due upon a voluntary or involuntary dissolution, winding up or liquidation of Capital Trust I or Capital Trust II.

The Trust Preferred Securities are mandatorily redeemable upon maturity of the debentures. The Capital Trust I debentures mature on March 31, 2034, or upon earlier redemption as provided in the indenture. The Capital Trust II debentures mature on September 25, 2037, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by Capital Trust I, in whole or in part, on or after March 31, 2009. The Company has the right to redeem the debentures purchased by Capital Trust II, in whole or in part, on or after September 25, 2012.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

7.    FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES:

As specified in the indentures, if the debentures are redeemed prior to maturity, the redemption price will be the unpaid principal amount plus any accrued unpaid interest. During 2015, the Company paid all accrued interest and elected not to renew the deferral notification for an additional five year period through quarterly notification for both issuances.

8.    EMPLOYEE AND DIRECTOR BENEFIT PLANS:

The Company sponsors a 401(k) plan which is available to substantially all employees subject to certain age and service requirements. The Company’s matching contribution under the 401(k) plan was $98,903 and $88,990 for the years ended December 31, 2015 and 2014, respectively.

The Company has established the Community Bank of the South Employee Stock Ownership Plan (the ESOP Plan), in which substantially all employees are eligible to participate, subject to certain age and service requirements. The Company makes annual contributions of either Company stock or cash to the ESOP Plan on behalf of each eligible participant in an amount determined by the Board of Directors. The contributions are allocated to each eligible participant in the proportion the participant’s annual compensation bears to the annual compensation of all eligible participants. The Company did not make any contributions to the ESOP Plan for 2015 and 2014. Dividends for shares of the Company’s common stock held in the ESOP Plan are charged to retained earnings. As of December 31, 2015 and 2014, 22,756 shares of the Company’s common stock were owned by the ESOP Plan.

The Board of Directors may grant options to purchase shares of the Company’s common stock to officers, directors and key employees of the Company as part of a non-qualified plan. These options are granted at an exercise price determined by the Board at the grant date. The number of shares and vesting provisions are at the discretion of the Board. The granted options have a term of ten years from the date of grant and vest ratably over varying vesting periods.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

8.    EMPLOYEE AND DIRECTOR BENEFIT PLANS:

A summary of activity in the stock plan for the years ended December 31, 2015 and 2014 is presented below:

	2015		2014
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	228,425	$9.22	228,425	$9.22
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at end of year	228,425	$9.22	228,425	$9.22

228,425 options are exercisable at December 31, 2015. The outstanding options have a weighted average remaining contractual life of approximately 8.08 years and 9.11 years as of December 31, 2015 and 2014, respectively.

The fair value of each stock option award is estimated on the date of the grant using a valuation model that includes expected volatility, an expected term, and a risk-free rate.

Additionally, in 2006, the Company granted stock appreciation rights for 6,200 shares at a price of $22 per share, with 500 shares vesting immediately, and the remainder vesting evenly over 3 years. As of December 31, 2014, 4,000 shares were paid out or forfeited and the remaining shares were terminated with the issuance of the 2012 stock appreciation rights. In 2005, the Company granted stock appreciation rights for 10,500 shares, vesting evenly over 3 years. As of December 31, 2014, 4,000 shares were paid out or forfeited and the remaining shares were terminated with the issuance of the 2012 stock appreciation rights. On December 31, 2012, the Company granted stock appreciation rights for 19,500 shares, vesting evenly over 3 years. Approximately $252,000 was recorded as a liability as of December 31, 2015, to recognize the difference between the strike price and the merger agreement price of $20.50.

9.    RELATED PARTY TRANSACTIONS:

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

9.    RELATED PARTY TRANSACTIONS:

Aggregate loan transactions with related parties for the year ended December 31, 2015 were as follows:

Balance, beginning	$8,041,564
New loans	15,477,757
Repayments	(13,906,628)
Balance, ending	$9,612,693

The Company held related party deposits of approximately $4,900,107 and $3,912,937 at December 31, 2015 and 2014, respectively.

10.    COMMITMENTS AND CONTINGENCIES:

In the normal course of business, the Company makes various commitments and incurs certain contingent liabilities that are not reflected in the accompanying consolidated financial statements. These commitments and contingent liabilities include various guarantees, commitments to extend credit and standby letters of credit.

The Company's nature of business is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the consolidated financial statements.

The Company does not anticipate any material losses as a result of the commitments and contingent liabilities.

11.    DERIVATIVE INSTRUMENTS:

The Company maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. The goal is to manage interest rate sensitivity by modifying the repricing characteristics of certain assets and liabilities so that certain movements in interest rates do not, on a material basis, adversely affect the net interest margin. The Company views this strategy as prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

Interest rate derivative instruments that are used as part of the Company’s risk-management strategy include interest rate swaps. The Company does not use speculative derivative instruments for interest rate risk management.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

11.    DERIVATIVE INSTRUMENTS:

Interest rate swaps generally involve the exchange of fixed-rate and variable-rate interest payments between two parties, based on a notional principal amount, interest rate index and maturity date.

The Company is exposed to credit and market risk by using derivative instruments. If the counterparty fails to perform, credit risk is equal to the extent of the fair-value gain in a derivative. The Company minimizes the credit (or repayment) risk in derivative instruments by entering into transactions with high quality counterparties. Market risk is the adverse effect that a change in interest rates, or implied volatility rates has on the value of the financial instrument. The Company manages the market risk by using derivatives for hedging purposes, and then monitoring the effectiveness of the hedges.

In April and June 2012, the Company entered into interest rate swap agreements with initial notional amounts totaling $1,673,424 and $684,000, respectively, to hedge against interest rate risk in a declining rate environment related to specific lending relationships. The swap agreements are accounted for as fair value hedges in conjunction with the underlying loans. The fair market value of the swaps was $-0- and ($7,390) for the years ended December 31, 2015 and 2014, respectively, and is included in other liabilities and the corresponding fair value adjustment on the underlying loans is included in loans. The swap agreements ended during the year ended December 31, 2015.

12.    RISK FACTORS:

The Company’s operations, profitability, cash flows, capital and liquidity are affected by various risk factors, including, but not necessarily limited to, interest-rate risk, credit risk and risk from geographic concentration of lending activities. Management attempts to manage interest rate risk through various asset/liability management techniques designed to match maturities, rate terms and structures of assets and liabilities. Loan policies and administration are designed to provide assurance that loans will only be granted to credit-worthy borrowers, although credit losses are expected to occur resulting from factors beyond the control of the Company.

The Company’s operations, profitability, cash flows, capital and liquidity are significantly dependent on economic conditions and related uncertainties. In addition, the Company is affected, directly and indirectly, by domestic and international economic and political conditions and by governmental monetary and fiscal policies.

The Company is particularly sensitive to changes in economic conditions and related uncertainties in Georgia because the Company derives substantially all of its loans, deposits and other business from this area. The Bank is a community bank and as such, is mandated by the Community Reinvestment Act and other regulations to conduct most of its lending activities within the geographic area where it is located. As a result, the Company and its borrowers may be especially vulnerable to the consequences of changes in the local economy.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

12.    RISK FACTORS:

The Company is subject to extensive federal and state governmental supervision and regulation, which are intended primarily for the protection of depositors. In addition, the Company is subject to changes in federal and state laws, as well as changes in regulations, governmental policies and accounting principles. The effects of any such potential changes cannot be predicted but could adversely affect the business, operations, profitability, cash flows, capital and liquidity of the Company in the future.

The Company is subject to vigorous competition in all aspects and areas of business from banks and other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. The Company also competes with non-financial institutions, including retail stores that maintain their own credit programs and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Certain competitors are larger financial institutions with substantially greater resources, lending limits, larger branch systems and a wider array of commercial banking services.

In addition, the Company conducts business daily with correspondent banks. These banks are not immune to financial difficulties. Regulation F “Limitations on Interbank Liabilities” requires the Company to establish and maintain written policies and procedures to prevent excessive exposure to any individual correspondent banking relationship relative to the financial condition of such correspondent. The Company is vulnerable to the financial difficulties of any of its major correspondent banking relationships directly and indirectly.

The Company’s lending activities include loans secured by existing multi-family residential and commercial real estate. In addition, from time to time the Company originates loans for the construction of multi-family residential real estate and land acquisition and development loans. Multi-family residential, commercial real estate and construction lending generally is considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful completion or operation of the project for repayment, the difficulties in estimating construction costs and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. The lending activities also include commercial business loans and leases to small and medium sized businesses, which generally are secured by various equipment, machinery and other corporate assets, and a wide variety of consumer loans, including home improvement loans, home equity loans, education loans and loans secured by automobiles, boats, mobile homes, recreational vehicles and other personal property. Although commercial business loans and leases and consumer loans generally have shorter terms and higher interests rates than mortgage loans, they generally involve more risk than mortgage loans because of the nature of, or in certain cases the absence of, the collateral which secures such loans.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

13.    FINANCIAL INSTRUMENTS:

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 2015 and 2014 the Company had outstanding the following:

	Contract amount
	2015	2014
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$57,678,000	$34,204,592
Standby letters of credit	$1,174,943	$917,819

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty.

Standby letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.

The Company may have deposit accounts with various financial institutions which may be in excess of the insured limitation of the Federal Deposit Insurance Corporation. If the financial institutions were not to honor their contractual liability, the Company could incur losses. Management is of the opinion that there is not material risk because of the financial strength of the institution.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

14.    FAIR VALUE MEASUREMENTS:

Financial Instruments Measured at Fair Value

The Company follows ASC 820, Fair Value Measurement and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, ASC 820 does not require any new fair value measurements of reported balances.

ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Fair value is used on a recurring basis for assets and liabilities in which fair value is the primary basis of accounting. Examples of these include available for sale and trading securities and loans held for sale. Additionally, fair value is used on a non-recurring basis to evaluate assets or liabilities for impairment or for disclosure purposes. Examples of these non-recurring uses of fair value include certain loans held for sale accounted for on a lower cost or market basis, foreclosed real estate, collateral dependent impaired loans and long-lived assets. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, the Bank uses various valuation techniques and assumptions when estimating fair value, which are in accordance with ASC 820.

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

14.    FAIR VALUE MEASUREMENTS:

Financial Instruments Measured at Fair Value (Continued)

measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following presents the assets and liabilities as of December 31, 2015 and 2014 which are measured at fair value on a recurring basis, aggregated by the level in the fair value hierarchy within which those measurements fall, and the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy, for which a nonrecurring change in fair value has been recorded:

	December 31, 2015
					Total Gains
	Total	Level 1	Level 2	Level 3	(Losses)
Assets
Recurring fair value measurements:
Securities available for sale:
U.S. Government-sponsored enterprises (GSEs)	$9,573,615	$—	$9,573,615	$—
State and municipal securities	6,939,283	—	6,939,283	—
Mortgage-backed GSE residential	6,766,948	—	6,766,948	—
Total securities available for sale	23,279,846	—	23,279,846	—
Loans at fair value	—	—	—	—
Derivative instruments	—	—	—	—
Total recurring fair value measurements	$23,279,846	$—	$23,279,846	$—
Nonrecurring fair value measurements:
Impaired loans	$348,806	$—	$—	$348,806	$5,997
Foreclosed real estate	—	—	—	—	—
Total nonrecurring fair value measurements	$348,806	$—	$—	$348,806	$5,997

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

14.    FAIR VALUE MEASUREMENTS:

Financial Instruments Measured at Fair Value (Continued)

	December 31, 2014
					Total Gains
	Total	Level 1	Level 2	Level 3	(Losses)
Assets
Recurring fair value measurements:
Securities available for sale:
U.S. Government-sponsored enterprises (GSEs)	$8,002,025	$—	$8,002,025	$—
State and municipal securities	7,113,519	—	7,113,519	—
Mortgage-backed GSE residential	7,382,585	—	7,382,585	—
Total securities available for sale	22,498,129	—	22,498,129	—
Loans at fair value	2,215,145	—	—	2,215,145
Derivative instruments	(7,390)	—	—	(7,390)
Total recurring fair value measurements	$24,705,884	$—	$22,498,129	$2,207,755
Nonrecurring fair value measurements:
Impaired loans	$6,062,027	$—	$—	$6,062,027	$909,093
Foreclosed real estate	774,640	—	—	774,640	(145,360)
Total nonrecurring fair value measurements	$6,836,667	$—	$—	$6,836,667	$763,733

The only financial instruments the Company carries at fair value measured on a recurring basis are investment securities available for sale at December 31, 2015. The fair values of the Company’s securities available for sale are determined using Level 2 inputs. For securities available for sale, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things. The investments in the Company’s portfolio are generally not quoted on an exchange but are actively traded in the secondary institutional markets.

Loans valued at fair value are reported using Level 3 inputs. Fair values for these loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The payment history and financial condition of the borrower are considered for any credit quality deterioration.

The derivative instruments held by the Company are reported at fair value using Level 3 inputs. The valuation of these instruments are determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

14.    FAIR VALUE MEASUREMENTS:

Financial Instruments Measured at Fair Value (Continued)

the contractual term of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying balance sheet using significant unobservable (Level 3) inputs.

	Loans at	Derivative
	fair value	Instruments
Balance, December 31, 2014	$2,215,145	$(7,390)
Loans extended and payments, net	(2,215,145)	7,390
Mark to market gain included in noninterest income	—	—
Balance, December 31, 2015	$—	$—

Under certain circumstances we make adjustments to fair value for our assets and liabilities although they are not measured at fair value on an ongoing basis.

Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or fair value. Fair value is measured based on the value of the collateral securing these loans and is classified at a Level 3 in the fair value hierarchy. Collateral may include real estate, or business assets including equipment, inventory and accounts receivable. The value of real estate collateral is determined based on an appraisal by qualified licensed appraisers hired by the Bank. The value of business equipment is based on an appraisal by qualified licensed appraisers hired by the Bank if significant, or the equipment’s net book value on the business’ financial statements. Inventory and accounts receivable collateral are valued based on independent field examiner review or aging reports. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, which would result in classification as Level 3. Impaired loans are evaluated on at least a quarterly basis for additional impairment and adjusted accordingly.

Foreclosed real estate is adjusted to fair value upon transfer of the loans to foreclosed real estate. Subsequently, foreclosed real estate is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the collateral value. When the fair value of the collateral is based on an observable market price or a current appraised value, and therefore the other real estate owned is recorded as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the other real estate owned as nonrecurring Level 3.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

14.    FAIR VALUE MEASUREMENTS:

Fair Value of Financial Instruments

The methods and assumptions used in the estimation of the fair value of the Bank’s financial instruments are detailed below:

Cash, federal funds sold and purchased, and short-term instruments. The carrying amounts of cash and short-term instruments approximate their fair value due to the relatively short period to maturity of instruments.

Investment securities available-for-sale. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. If quoted market prices are not available, fair values are based on quoted market prices for similar instruments.

Federal Home Loan Bank stock. The carrying value of these restricted equity securities approximate fair value.

Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate real estate, commercial and other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Other Borrowings. The carrying amounts of borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other borrowings are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest. The carrying amounts of accrued interest approximate their fair values.

Derivative instruments. The fair values of these instruments are determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

14.    FAIR VALUE MEASUREMENTS:

Fair Value of Financial Instruments (continued)

The carrying amount and estimated fair values of the Company’s financial instruments at December 31, 2015 and 2014 are as follows:

	2015		2014
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Cash and due from banks	$5,290	$5,290	$5,390	$5,390
Federal funds sold	3,775	3,775	2,950	2,950
Interest bearing deposits with banks	28,360	28,360	24,724	24,724
Investment securities	23,280	23,280	22,498	22,498
Federal Home Loan Bank stock	313	313	721	721
Loans	298,897	299,740	279,421	281,507
Accrued interest receivable	893	893	873	873

Liabilities:
Deposits	331,025	333,586	307,869	309,249
Company guaranteed trust preferred securities	9,279	9,279	9,279	9,279
Federal Home Loan Bank advances	—	—	9,000	9,000
Derivative instruments	—	—	7	7
Accrued interest payable	66	66	159	159

15.    REGULATORY MATTERS:

The Company and Bank are subject to various capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

15.    REGULATORY MATTERS:

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2015, the Bank meets all capital adequacy requirements to which it is subject. As of December 31, 2015, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the categorization.

The Bank's actual capital amounts (in thousands) and ratios are also presented in the following table.

	Actual		For Capital Adequacy Purposes:		To Be Well Capitalized Under Prompt Corrective Action Provisions:
	Amount	Ratio ≥	Amount ≥	Ratio ≥	Amount ≥	Ratio ≥
As of December 31, 2015:
Common Equity Tier I
Consolidated	$37,950	12.41%	$13,761	4.5%	N/A	N/A
Bank	$37,616	12.30%	$13,761	4.5%	$19,877	6.5%

Total Capital (to Risk Weighted Assets)
Consolidated	$41,786	13.66%	$24,464	8.0%	N/A	N/A
Bank	$41,452	13.56%	$24,464	8.0%	$30,580	10.0%

Tier I Capital (to Risk Weighted Assets)
Consolidated	$37,950	12.41%	$13,761	4.5%	N/A	N/A
Bank	$37,616	12.30%	$13,761	4.5%	$24,464	8.0%

Tier I Leverage (to Average Assets)
Consolidated	$37,950	10.22%	$14,850	4.0%	N/A	N/A
Bank	$37,616	10.13%	$14,850	4.0%	$15,290	5.0%

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

15.    REGULATORY MATTERS:

	Actual		For Capital Adequacy Purposes:		To Be Well Capitalized Under Prompt Corrective Action Provisions:
	Amount	Ratio ≥	Amount ≥	Ratio ≥	Amount ≥	Ratio ≥
As of December 31, 2014:
Total Capital (to Risk Weighted Assets)
Consolidated	$32,284	11.33%	$22,801	8.0%	N/A	N/A
Bank	$33,742	11.85%	$22,779	8.0%	N/A	N/A

Tier I Capital (to Risk Weighted Assets)
Consolidated	$28,685	10.06%	$11,401	4.0%	N/A	N/A
Bank	$30,143	10.59%	$11,389	4.0%	N/A	N/A

Tier I Leverage (to Average Assets)
Consolidated	$28,685	8.26%	$13,889	4.0%	N/A	N/A
Bank	$30,143	8.69%	$13,878	4.0%	$27,756	8.0%

During 2009 the Bank consented to the terms of a consent order issued by the Georgia Department of Banking and Finance requiring the Bank to develop a plan to address capitalization, asset quality, earnings, and other operational matters. Based on the improvement in the Company's financial condition, the Department of Banking and Finance and FDIC have rescinded the May 20, 2009 Cease and Desist Order and replaced the Order with a Memorandum of Understanding (MOU) with an effective date of January 13, 2015. Subsequently, the MOU was terminated on August 18, 2015 by the Department of Banking and Finance and the FDIC.

16.    LIMITATION ON DIVIDENDS:

The Board of Directors of any State-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the bank's regulatory agency if the following conditions are met:

1)	Total classified assets at the most recent examination of the bank, do not exceed eighty (80) percent of Tier 1 capital plus the allowance for loan losses as reflected at such examination; and

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

16.    LIMITATION ON DIVIDENDS:

2)
The aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed fifty (50) percent of the net profits, after taxes but before dividends, for the previous calendar year provided, however, a bank that files federal income taxes as a Subchapter S-Corporation may pay an additional amount of dividends without Department approval equivalent to fifty (50) percent of the income taxes which the bank would have had to pay as a Subchapter C-Corporation; and

3)	The ratio of Tier 1 capital to adjusted total assets shall not be less than six (6) percent.

The amount available for dividends at December 31, 2015 without regulatory consent is $-0-.

17.    OTHER OPERATING EXPENSES:

Significant components of other operating expenses are as follows:

	Years Ended December 31,
	2015	2014
FDIC premiums	$379,935	$615,216
Professional fees	423,262	178,240
Data processing	555,461	539,217
OREO/loan workout expense	100,150	399,888

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

18.	CONDENSED FINANCIAL INFORMATION ON CBS FINANCIAL CORPORATION (PARENT ONLY):

Condensed Balance Sheets

	December 31,
	2015	2014

Assets:
Cash in subsidiary bank *	$67,194	$417,582
Restricted equity securities	279,000	279,000
Investment in common stock of subsidiary stated on the basis of the Company's equity in subsidiary's capital accounts*	37,873,840	30,373,947
Other assets	213	1,277
Total assets	$38,220,247	$31,071,806

Liabilities:
Floating rate junior subordinated deferrable interest debentures	$9,279,000	$9,279,000
Other liabilities	12,076	48,238
Total liabilities	9,291,076	9,327,238

Stockholders' equity	28,929,171	21,744,568

Total liabilities and stockholders' equity	$38,220,247	$31,071,806

* Eliminated in consolidation.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

18.	CONDENSED FINANCIAL INFORMATION ON CBS FINANCIAL CORPORATION (PARENT ONLY):

Condensed Statements of Income

	For the Year Ended December 31,
	2015	2014
Income -
Restricted equity securities	$9,146	$10,123
Dividends from subsidiary	354,525	—
Total income	363,671	10,123

Expenses:
Interest -
Floating rate junior subordinated deferrable interest debentures	303,426	337,431
Other operating	21,012	25,423
Total expenses	324,438	362,854

Income (loss) before equity in undistributed income of subsidiary	39,233	(352,731)
Equity in undistributed income of subsidiary *	7,468,564	5,031,046

Net income	$7,507,797	$4,678,315

* Eliminated in consolidation.

CBS FINANCIAL CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements
Years Ended December 31, 2015 and 2014

18.	CONDENSED FINANCIAL INFORMATION ON CBS FINANCIAL CORPORATION (PARENT ONLY):

Condensed Statements of Cash Flows

	For the Year Ended December 31,
	2015	2014
Cash flow from operating activities:
Net income from operations	$7,507,797	$4,678,315
Change in other assets	1,064	42,006
Decrease in accrued interest payable	(36,162)	(1,396,274)
Equity in undistributed income of subsidiary	(7,468,562)	(5,031,046)
Net cash flow used by operating activities	4,137	(1,706,999)

Cash flow from financing activities:
Payment of dividend	(354,525)	—
Proceeds from issuance of stock	—	2,000,005
Net cash flow provided by financing activities	(354,525)	2,000,005

Net change in cash and cash equivalents	(350,388)	293,006
Cash and cash equivalents at beginning of year	417,582	124,576
Cash and cash equivalents at end of year	$67,194	$417,582

19.    SUBSEQUENT EVENTS:

The Company assessed events that have occurred subsequent to December 31, 2015 through March 1, 2016 for potential recognition and disclosure in the consolidated financial statements. On February 23, 2016, the Company’s shareholders approved a merger for all shares of the Company to be purchased for $20.50 per share. No other events have occurred that would require adjustment to or disclosure in the consolidated financial statements which were issued on.